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As filed with the Securities and Exchange Commission on August 22, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

NORTHWEST PIPE COMPANY
(Exact name of registrant as specified in charter)

Oregon	93-0557988
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

200 SW Market Street, Portland, Oregon 97201
(503) 946-1200
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

NORTHWEST PIPE COMPANY
1995 STOCK INCENTIVE PLAN

Brian W. Dunham
President and Chief Executive Officer
Northwest Pipe Company
200 SW Market Street, Portland, Oregon 97201
(503) 946-1200
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:
Gregory E. Struxness, Esq.
Ater Wynne LLP
222 S.W. Columbia, Suite 1800
Portland, Oregon 97201
(503) 226-1191

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, par value $.01 per share (2)	300,000 shares	$16.39	$4,917,000	$1229.25

(1)
Estimated solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Company's Common Stock as reported on the Nasdaq National Market on August 17, 2001 in accordance with Rule 457 under the Securities Act of 1933.

(2)
Including associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Northwest Pipe Company 1995 Stock Incentive Plan for which a registration statement on Form S-8 (File No. 333-20167) is already effective. Except to the extent that exhibits are filed herewith, the contents of Northwest Pipe Company's registration statement on Form S-8 (File No. 333-20167) are hereby incorporated by reference.

Item 8.  Exhibits

Number	Description
5.1	Opinion of Ater Wynne LLP as to the legality of the securities being registered

23.1	Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.0	Powers of Attorney (included in signature page in Part II of the Registration Statement)

99.1	1995 Stock Incentive Plan, as amended

Item 9.  Undertakings

    a.  The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    b.  The undersigned registrant hereby undertakes that, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    c.  The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    d.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    e.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such a director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Portland, State of Oregon, on the 21st day of August, 2001.

NORTHWEST PIPE COMPANY

By	/s/ BRIAN W. DUNHAM Brian W. Dunham President and Chief Executive Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William R. Tagmyer and Brian W. Dunham and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Witness our hands on the date set forth below.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 21, 2001.

[Signatures on following page]

Signature	Title

/s/ BRIAN W. DUNHAM Brian W. Dunham	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ JOHN D. MURAKAMI John D. Murakami	(Principal Financial Officer) Vice President and Chief Financial Officer

/s/ WILLIAM R. TAGMYER William R. Tagmyer	Chairman of the Board of Directors

/s/ MICHAEL C. FRANSON Michael C. Franson	Director

Warren D. Kearns	Director

/s/ VERN B. RYLES Vern B. Ryles	Director

/s/ NEIL R. THORNTON Neil R. Thornton	Director

/s/ WAYNE B. KINGSLEY Wayne B. Kingsley	Director

INDEX TO EXHIBITS

Exhibit Number	Exhibit	Page No.
5.1	Opinion of Ater Wynne LLP as to the legality of the securities being registered

23.1	Consent of Ater Wynne LLP (included in legal opinion filed as Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.0	Powers of Attorney (included in signature page in Part II of the Registration Statement)

99.1	1995 Stock Incentive Plan, as amended

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS